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KPMG
        One Mellon Center                                 Telephone 412 391 9710
        Pittsburgh, PA  15219                             Fax 412 391 8963



                         Independent Auditors' Consent



The Board of Directors and Stockholders
Fidelity Bancorp, Inc.


We consent to the use of our report dated November 21, 2001, except as to note 26, which is as of May 28, 2002, included in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and in the Form AC filed with the Office of Thrift Supervision and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-1 and the Form AC.



                                  /s/KPMG LLP

November 8, 2002
Pittsburgh, Pennsylvania